Exhibit 99.2

WidePoint Reports Fourth Quarter and Full Year 2019 Financial Results

Fairfax, VA – March 24, 2020 – WidePoint Corporation (NYSE American: WYY), the leading provider of Trusted Mobility Management (TM2) specializing in Telecommunications Lifecycle Management, Identity Management and Digital Billing & Analytics solutions, today reported results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter 2019 and Recent Operational Highlights:

●
Received a notice of intent from the Department of Homeland Security (DHS) to solicit and award a sole source IDIQ contract to WidePoint for Cellular Wireless Managed Services (CWMS)

●
Supported the address canvassing program, the first major field operation of the 2020 Census, by activating, deploying, tracking, and decommissioning over 60,000 devices and providing training and help desk support to over 60,000 enumerators

●
Appointed Kellie Kim, a finance and accounting professional with over 30 years of experience in telecom, technology, and professional services as the new chief financial officer

●
Partnered with KoolSpan to provide end-to-end encryption for phone calls and text messages

●
Repurchased 864,000 shares of common stock, equivalent to $366,000, as of December 31, 2019

Fourth Quarter 2019 Financial Highlights (results compared to the same year-ago period):

●
Revenues increased 13% to $28.1 million

●
Gross profit increased 6% to $4.8 million

●
Net loss totaled $34,000

●
Adjusted EBITDA, a non-GAAP financial measure, was $972,000, marking the company’s tenth consecutive quarter of positive adjusted EBITDA, and in line with forecast

Full Year 2019 Financial Highlights (results compared to the same year-ago period):

●
Revenues increased 22% to a record $101.7 million

●
Gross profit increased 14% to a record $17.4 million

●
Net income totaled $226,000

●
Adjusted EBITDA totaled $3.6 million

Fourth Quarter 2019 Financial Summary

(In millions, except per share amounts)	December 31, 2019	December 31, 2018
	(Unaudited)
Revenue	$28.1	$24.8
Gross Profit	$4.8	$4.5
Gross Profit Margin	16.9%	18.1%
Operating Expenses	$4.5	$3.7
Income from Operations	$0.3	$0.7
Net Loss	$(0.0)	$(0.4)
Basic and Diluted Earnings per Share (EPS)	$(0.0)	$(0.00)
Adjusted Ebita	$1.0	$1.0

Full Year 2019 Financial Summary

(In millions, except per share amounts)	December 31, 2019	December 31, 2018
	(Unaudited)
Revenue	$101.7	$83.7
Gross Profit	$17.4	$15.3
Gross Profit Margin	17.1%	18.2%
Operating Expenses	$16.5	$15.5
Income from Operations	$0.9	$(0.2)
Net Loss	$0.2	$(1.5)
Basic and Diluted Earnings per Share (EPS)	$0.0	$(0.02)
Adjusted Ebita	$3.6	$1.8

The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under the “Safe Harbor Statement” below.

Financial Outlook
For the first quarter ending March 31, 2020, the company currently expects revenues of $26.0 million to $31.0 million, representing year-over-year growth of 19% to 42%. The company also expects adjusted EBITDA of $0.8 million to $0.9 million. The company’s financial outlook is based on current expectations.

Management Commentary
“2019 concluded with a strong performance in the fourth quarter in large part due to the successful execution of our sales strategy and our ability to effectively scale along with the growing needs of our customers while maintaining an efficient and effectively operated organization,” said WidePoint’s CEO, Jin Kang. “From a financial perspective, the quarter was highlighted by a 13% increase in revenues to $28.1 million and positive adjusted EBITDA of $1.0 million, which marks our tenth consecutive quarter of positive adjusted EBITDA. Operationally, we continued to ramp up our work on the U.S. Census project, strengthened our relationships with our system integrator partners, and received an intent to award notice for a sole source interim contract from the U.S. Department of Homeland Security.

“For the full year, we either met or exceeded our financial expectations as we recognized record revenues of $101.7 million, while driving record adjusted EBITDA of $3.6 million, and GAAP net income profitability. These results, coupled with the fact that we generated $5.9 million in cash from operations, indicate that we continue to successfully achieve our primary goal of simultaneously improving the top and bottom lines as we help large enterprises navigate the complexities of the mobile landscape.

“Overall, 2019 was another successful year for WidePoint that gave us solid momentum going into 2020, in large part, due to the census and NASA NEST projects, which are now running at full speed. We’re fortunate to have a stable and profitable business, as well as a resilient customer base that should be able to weather the current dynamic market conditions relatively well. While no industry is immune to the effects of COVID-19, we serve predominantly large federal and commercial enterprises, for whom our solutions are a critical component to manage their mobile workforces. These characteristics coupled with our ongoing projects give us good visibility in the near-term and confidence in our ability to drive profitable growth over the long term.”

Conference Call
WidePoint management will hold a conference call today (March 24, 2020) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

WidePoint President and CEO Jin Kang, Chief Sales and Marketing Officer Jason Holloway, and Executive Vice President and CFO Kellie Kim will host the conference call, followed by a question and answer period.

U.S. dial-in number: 844-369-8770
International number: 862-298-0840

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through April 7, 2020.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 33479

About WidePoint
WidePoint Corporation (NYSE American: WYY) is a leading provider of trusted mobility management (TM2) solutions, including telecom management, mobile management, identity management, and digital billing and analytics. For more information, visit widepoint.com.

Non-GAAP Financial Measures
WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as Adjusted EBITDA, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net loss to Adjusted EBITDA is included on the schedules attached hereto.

	FISCAL YEAR ENDED		THREE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2019	2018	2019	2018

NET INCOME (LOSS)	$226,300	$(1,456,500)	$(33,800)	$(412,100)
Adjustments to reconcile net (loss) income to EBITDA:
Depreciation and amortization	1,910,600	1,307,900	481,500	192,800
Amortization of deferred financing costs	5,000	17,000	1,200	1,200
Income tax provision (benefit)	392,700	1,193,300	265,900	1,147,600
Interest income	(5,400)	(6,800)	(600)	(500)
Interest expense	305,600	62,300	78,400	5,600

EBITDA	$2,834,800	$1,117,200	$792,600	$934,600
Other adjustments to reconcile net (loss) income to Adjusted EBITDA:
Provision for doubtful accounts	22,000	4,800	(1,500)	10,900
Gain on sale of assets held for sale	-	-	-	-
Loss on disposal of leasehold improvements	-	-	-	-
Severance and exit costs	-	-	-	-
Lease account impact on EBITDA
Stock-based compensation expense	718,000	683,400	181,200	90,300

Adjusted EBITDA	$3,574,800	$1,805,400	$972,300	$1,035,800

Safe Harbor Statement
The information contained in any materials that may be accessed above was, to the best of WidePoint Corporations’ knowledge, timely and accurate as of the date and/or dates indicated in such materials. However, the passage of time can render information stale, and you should not rely on the continued accuracy of any such materials. WidePoint Corporation has no responsibility to update any information contained in any such materials. In addition, you should refer to periodic reports filed by WidePoint Corporation with the Securities and Exchange Commission for information regarding the risks and uncertainties to which forward-looking statements made in such materials are subject. Such risks and uncertainties may cause WidePoint Corporation’s actual results to differ materially from those described in the forward-looking statements.

Investor Relations:
Gateway Investor Relations
Matt Glover or Charlie Schumacher
949-574-3860
WYY@gatewayir.com

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,	DECEMBER 31,
	2019	2018

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,879,627	$2,431,892
Accounts receivable, net of allowance for doubtful accounts
of $126,235 and $106,733 in 2019 and 2018, respectively	14,580,928	11,089,315
Unbilled accounts receivable	13,976,958	9,566,170
Other current assets	1,094,847	1,086,686

Total current assets	36,532,360	24,174,063

NONCURRENT ASSETS
Property and equipment, net	681,575	1,012,684
Operating lease right of use asset, net	5,932,769	-
Intangibles, net	2,450,770	3,103,753
Goodwill	18,555,578	18,555,578
Other long-term assets	140,403	209,099

Total assets	$64,293,455	$47,055,177

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$13,581,822	$7,363,621
Accrued expenses	14,947,981	10,716,438
Deferred revenue	2,265,067	2,072,344
Current portion of operating lease liabilities	599,619	107,325
Current portion of other term obligations	133,777	192,263

Total current liabilities	31,528,266	20,451,991

NONCURRENT LIABILITIES
Operating lease liabilities, net of current portion	5,593,649	122,040
Other term obligations, net of current portion	-	73,952
Deferred revenue, net of current portion	363,560	466,714
Deferred tax liability	1,868,562	1,523,510

Total liabilities	39,354,037	22,638,207

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares
authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 110,000,000 shares
authorized; 83,861,453 and 84,112,446 shares
issued and oustanding, respectively	83,861	84,113
Additional paid-in capital	95,279,114	94,926,560
Accumulated other comprehensive loss	(242,594)	(186,485)
Accumulated deficit	(70,180,963)	(70,407,218)

Total stockholders’ equity	24,939,418	24,416,970

Total liabilities and stockholders’ equity	$64,293,455	$47,055,177

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	YEARS ENDED		THREE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2019	2018	2019	2018

REVENUES	$101,720,247	$83,678,896	$28,093,252	$24,760,579
COST OF REVENUES (including amortization and depreciation of
$922,455 and $892,314, respectively)	84,342,282	68,409,219	23,339,895	20,275,135

GROSS PROFIT	17,377,965	15,269,677	4,753,357	4,485,444
	17%	18%	17%	18%
OPERATING EXPENSES
Sales and marketing	1,659,875	1,743,693	444,319	376,704
General and administrative expenses (including share-based
compensation of $717,987 and $683,404, respectively)	13,844,689	13,301,052	3,774,306	3,263,148
Depreciation and amortization	988,146	415,337	257,241	102,574

Total operating expenses	16,492,710	15,460,082	4,475,866	3,742,426

INCOME (LOSS) FROM OPERATIONS	885,255	(190,405)	277,491	743,018

OTHER (EXPENSE) INCOME
Interest income	5,355	6,797	594	458
Interest expense	(310,582)	(79,540)	(79,599)	(8,009)
Other income	38,877	(2)	33,553	(5)

Total other expense	(266,350)	(72,745)	(45,452)	(7,556)

INCOME (LOSS) BEFORE INCOME TAX PROVISION	618,905	(263,150)	232,039	735,462
INCOME TAX PROVISION	392,650	1,193,326	265,834	1,147,583

NET INCOME (LOSS)	$226,255	$(1,456,476)	$(33,795)	$(412,121)

BASIC EARNINGS (LOSS) PER SHARE	$0.003	$(0.017)	$(0.000)	$(0.005)

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	83,974,536	83,274,171	83,940,968	83,788,535

DILUTED EARNINGS (LOSS) PER SHARE	$0.003	$(0.017)	$(0.000)	$(0.005)

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	84,010,285	83,274,171	83,976,717	83,788,535